SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ____________________


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) March 5, 2001




                               CONVERA CORPORATION
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             (Exact name of registrant as specified in its charter)



    Delaware                       000-31989            54-1987541
-----------------------------    ----------------      --------------------
(State or other                  (Commission File No.) (I.R.S. Employer )
jurisdiction of incorporation                              Identification No.)



                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182
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              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (703) 761-3700

Item 5  Other Events

     Convera Corporation ("Convera") has been selected by the ESPN Internet Group ("ESPN") for the encoding and distribution of sports video via the Internet. Under the terms of Convera's agreement with ESPN, Convera will deliver a content management and distribution software solution that will enable ESPN to manage and simultaneously stream up-to-the-minute sports highlights to ESPN's web site and the sites of ESPNs syndication partners.

     Convera will provide ESPN with a single automated solution for media archiving, search, retrieval, encoding and distribution by combining the Convera Screening Room(R) video asset management solution with Anystream Agility Enterprise(TM), a streaming media encoding and distribution platform.


                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                            CONVERA CORPORATION



                                     By:    /s/ Ronald J. Whittier
                                            Ronald J. Whittier
                                            Chairman and Chief Executive Officer



Date:  March 5, 2001